UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      February 19, 2009
IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (218) 628-2217
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-99

Item 2.02.	Results of Operations and Financial Condition.
     On February 19, 2009, IKONICS Corporation (the “Company”) reported its financial results for the fiscal year ended December 31, 2008. See the Company’s press release dated February 19, 2009, which is furnished as Exhibit 99 hereto and incorporated by reference in this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On February 19, 2009, the Company’s board of directors increased the size of the board by one member and selected Lockwood Carlson as a director. Dr. Carlson was appointed to serve on the nominating and compensation committees of the board.
     There are no arrangements or understandings between Dr. Carlson and any other person pursuant to which he was selected as a director. Since the beginning of the Company’s last fiscal year, Dr. Carlson has not been a party to any transaction, and there is no currently proposed transaction, required to be disclosed pursuant to Item 404 of Regulation S-K. Dr. Carlson will participate in the Company’s non-employee director compensation program on the same basis as the Company’s other non-employee directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

99	Press Release dated February 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION
Date: February 24, 2009	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Method
Exhibit	Description	of Filing

99	Press Release dated February 19, 2009	Filed Electronically